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                                                                   Exhibit 10.33

                                     LEASE
                                     -----

THIS LEASE ("LEASE") entered into as of the 14th day of January, 2000, between Reliance Hamilton Associates, LLC, a Connecticut limited liability company ("Landlord"), having an address at 1430 Wynnton Road, Columbus, GA, 31906 [facsimile 706-322-3450] and HomeGrocer.com, Inc., a Delaware corporation, with its principal place of business at 10230 N.E. Points Drive, Kirkland, WA 98033 ("Tenant") (collectively the `Parties', or individually a ("Party").

                             W I T N E S S E T H:

     In consideration of the mutual covenants herein set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1.   SUMMARY OF DEFINED TERMS.

     The parties agree that the following defined terms, as used in this Lease, shall have the meanings and shall be construed as set forth below:

     (a) "Building": The entire Building located in the Complex, as shown on the plan attached hereto as Exhibit A and made a part hereof.

     (b) "Complex": Hamilton Industrial Park, Stamford, Connecticut, as shown on the plan attached hereto as Exhibit A and made a part hereof.

     (c) "Term": Ten years plus any partial month, commencing on the Rent Commencement Date, provided that if there are two Rent Commencement Dates, the Term shall start on the first Rent Commencement Date.

     (d) "Fixed Rent": One Million Sixty Thousand Dollars ($1,060,000.00) per annum for the first five (5) years after the Rent Commencement Date, and One Million One Hundred Sixty Thousand Dollars ($1,160,000.00) per annum for the remainder of the Term; provided, however, that if the Premises are delivered to Tenant in two stages as hereinafter provided, until the entire Premises are delivered to Tenant, Fixed Rent shall be $9.00 per rentable square foot per annum for the approximately 60,000 square foot "High Bay" space and $13.00 per square foot per annum for the approximately 40,000 square foot "Adjacent "Space", all as depicted on Exhibit A attached hereto. Fixed Rent shall be payable in monthly installments, in advance.

     (e) "Late Charge": Four percent (4%) of amount due for payments not received within five (5) days of due date, as described herein.

     (f) "Rent Commencement Date": For each of the "High Bay" space and the "Adjacent Space" as shown on Exhibit A attached hereto, the first to occur of the following: (1) Tenant shall commence its business operations in the Premises (or in the "High Bay Space" or the "Adjacent Space, as the case may be, or (2) upon completion of Landlord's Work in the relevant space pursuant to Section 3. Tenant shall have no obligation to pay Fixed Rent,
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Additional Rent or any other amount under this Lease until the Rent Commencement
Date. The entry of Tenant into the Premises for the purpose of installing Tenant's fixtures and stock-in-trade, or making alterations and improvements to the Premises, shall not constitute acceptance of the Premises, and shall not cause the Rent Commencement Date to occur.

     (g) "Tenant's Allocated Share": as to expenses which are the responsibility of Tenant pursuant to the provisions of this Lease primarily to the Building, 64% (or the percentage calculated by dividing the Rentable area of the Premises by the Rentable Area of the Building), and as to expenses hereinafter set forth primarily relating to the, Complex, 39% (or the percentage calculated by dividing the Rentable area of the Premises by the Rentable Area of the Complex), as both may be adjusted from time to time.

     (h) "Initial Year Common Area Charge Installment": $___ TBD__________ per month, in advance.

     (i)   "Rentable Area":  Premises: 1 00,000rentable square feet
                             Building: 157,000 rentable square feet
                             Complex:  255,000 rentable square feet

     (j) "Permitted Uses": Tenant's use of the Premises shall be limited to storage, warehouse, retail distribution of grocery and other consumer products and general office uses, along with any other legally permitted uses; provided, however, that the phrase "retail distribution" is limited to the delivery or Tenant's merchandise to retail customers off of the Premises and shall not be construed to allow Tenant to engage in a retail operation which permits or invites the public to patronize the Premises by arrival and departure from the Complex to place orders, to pick up merchandise, or for any other reason (for example and without limitation, the use of the Premises as a traditional grocery store, such as Winn Dixie or Food Lion currently operates, is not a Permitted
Use).

     (k)  "Notice Address" means the address of Landlord set forth above and for
Tenant:

          HomeGrocer.com, Inc.
          10230 NE. Points Drive
          Kirkland, WA 98033
          Attn: Legal Dept
          Fax: 425-201-7875

          HomeGrocer.com, Inc.
          10230 NE. Points Drive
          Kirkland, WA 98033
          Attn:Vice President of Operations
          Fax:  425-201-7875

     (l) "Premises": that part of the Building leased to Tenant for its exclusive use as shown on the plan attached hereto as Exhibit A and made a part hereof.

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2.   PREMISES.

     Landlord does hereby lease, demise and let unto Tenant and Tenant does hereby hire and lease from Landlord the Premises, common and parking areas and appurtenant rights for the Term upon the provisions, conditions and limitations set forth herein.

3.   CONSTRUCTION BY LANDLORD.

     (a) Landlord shall diligently construct such work ("Landlord's Work") in substantial conformity with the plans and outline specifications, if any, which are listed on Exhibit B hereto attached, which have been initialed by the parties, and which are herein incorporated by reference. If any revision or supplement to Landlord's Work is requested by Tenant in writing or if Tenant fails to provide previously requested information in. a timely manner, or such other reasonable cooperation of Tenant is required by Landlord in connection with the diligent completion of Landlord's Work (each, a "Tenant's Delay") then, after written notice by Landlord, such occurrence shall not change the Rent Commencement Date of the Term and shall not alter Tenant's obligations under this Lease. The Rent Commencement Date shall commence on the date all of the conditions set forth in Section 1(f) would have been satisfied but for Tenant's Delay.

     (b) That part of Landlord's Work described as Phase I of Exhibit B regarding the "High Bay" portion of the Premises shall be substantially completed by March 1, 2000, 2000, and that part of Landlord's Work described as Phase I of Exhibit B regarding the "Adjacent Space" portion of the Premises shall be substantially completed by March 15, 2000; provided, however, that such date shall be reasonably extended for that additional time equal to the aggregate time lost by Landlord due to strikes or other labor disputes, unavailability of labor or materials, approval from municipal/utility entities, war or other emergency, accidents, floods, fire or other casualties, weather conditions, or any cause similar or dissimilar to the foregoing which is beyond reasonable control of Landlord.

     (c) Delay in possession: Subject to any extensions contemplated in subparagraph (b)above,

          (i) In the event Landlord fails to deliver the entire Premises in accordance with Phase I of Exhibit B to Tenant by April 30, 2000, Rent and Additional Rent on the Premises shall be abated until the date the entire Premises are delivered.

          (ii) In the event Landlord fails to deliver the entire Premises in accordance with Phase I. Phase II, and Phase IV of Exhibit B to Tenant by July 1, 2000, Tenant may terminate this lease upon written notice to Landlord stating that if Premises are not delivered within 30 days of the date of the notice the Lease shall terminate. Tenant's option to terminate this Lease shall expire on December 31, 2000 at which time, if the Premises have not been delivered this Lease shall terminate.

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          (iii)  Landlord shall pay Tenant liquidated damages of $250 per day for each day after April 30 2000 that the work described in Phase I of Exhibit B is not completed

          (iv) If there is work required per Phase IV of Exhibit B, and such installation is not completed as of the First Rent Commencement Date, Tenant shall be entitled to a rental rate reduction of 50% for the portion(s) of the Premises so affected by the work necessary to install such system (i.e, the "High Bay" or "Adjacent Space" spaces, or both, as the case may be) through April 30, and a full rent abatement thereafter, until that work is substantially completed as reasonably established by Landlord's in a written notice to Tenant that such work has been completed.

          (v) In the event that (x) electric power to the Premises is available by means other than as described as Phase Ill on Exhibit B,
          (y) such means are acceptable to Tenant in its discretion reasonably exercised, and (z) Landlord fails to deliver Phase Ill of Exhibit III on or before July 1, 2000, Tenant shall have the option to assume the responsibility to obtain its own electric power in lieu of the requirements of Landlord as set forth in Phase Ill of Exhibit B. If neither Tenant nor Landlord have been able, after exercising best efforts, to complete Phase Ill of Exhibit B on or before December 1, 2000, Tenant shall have the option to terminate this Lease by written notice to Landlord given not later than December 31, 2000.

          (vi) Upon termination by Tenant under this Article 3 (c), Landlord shall, within 10 days of date of termination, return the security deposit received from Tenant in connection herewith.

     (d) Special Provision: If it is determined by Landlord that structural work to the Building is required due to the installation of loading docks and doors on the west facade of the Premises by Tenant, Tenant shall pay the first $50,000.00 of the cost thereof, Landlord and Tenant shall each pay 50% of the next $300,000 of the cost thereof, and Tenant shall pay the remainder of the cost thereof.

4.   FIXED RENT

     (a) Tenant shall pay to Landlord without notice or demand, and without set-off (except as provided herein or if allowed by law)), the annual Fixed Rent payable in equal monthly installments, in advance on the first day of each calendar month during the Term commencing on the Rent Commencement Date, except that an amount equal to one month's full installment of $88,333.33 shall be paid upon the full execution of this Lease by the Parties which shall be applied to the first full month's installment of Fixed Rent, due hereunder. In the event the Rent Commencement Date shall be on any other day than the first day of the month, the Tenant shall also pay a prorated portion of the monthly installment applicable to the period from the Rent Commencement Date to the end of the calendar month (utilizing thirty (30) days as a calendar month), in advance on the first (15t) day of the second (2nd) month of the term. Fixed

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Rent and all other sums payable by Tenant to Landlord hereunder shall be paid to
Landlord or to such other person and at such other place as Landlord may from time to time designate in advance and in writing.

     (b) In the event any Fixed Rent or Additional Rent, charge, fee or other amount due from Tenant under the terms of this Lease are not paid to Landlord within five (5) days of the date due, Tenant shall also pay as Additional Rent service and handling charge equal to the Late Charge times the total payment then due. This provision shall not prevent the Landlord from exercising any other remedy herein provided in the event of any default by Tenant.

     (c) Within 60 days after delivery of the Premises to Tenant, Tenant may cause its architect to measure the size of the Premises using the standard method of measuring floor areas in building comparable to the Building as established by BOMA, if such standards exist, or if such standards do not exist, using any other reasonable standard of measurement mutually acceptable to Tenant and Landlord in their respective discretion reasonably exercised. Tenant shall provide Landlord a copy of Tenant's measurements and the method of computation, and Landlord's architect shall be entitled to review and approve of the same, such approval not to be unreasonably withheld or delayed. If the results of such measurement show the "High Bay" space to be different than 60,000 square feet, and/or the "Adjacent Space" space to be different than 40,000 square feet, Fixed Rent shall be adjusted upward or downward, as the case may be, at the rate of $9.00 per square foot per annum for the "High Bay" space and $13.00 per square foot per annum, on the "adjacent Space" space for the first five years of the term, and at $10.00 per square foot per annum and $14.00 per square foot per annum, respectively, for the remainder of the Term; a the fractions used to determine Tenant's Allocable Share shall be appropriately adjusted.

5.   ADDITIONAL RENT.

     Tenant shall pay to Landlord, as additional rent ("Additional Rent"), within thirty (30) days after Landlord certifies to Tenant in writing, accompanied by reasonable detail, the amount thereof, Tenant's Allocated Share of the following charges:

     (a) Taxes. All ad valorem taxes and special assessments ("impositions") which are levied or assessed against the Premises during the Term or, if levied or assessed prior or subsequent to the Term, which properly are allocable to the Term, and real estate tax appeal expenditures incurred by Landlord. If such impositions are levied or assessed against a larger property of which the Premises are a part, those levied or assessed against the Premises shall be deemed to be that proportion of those levied or assessed against such larger property, which the square foot area of the Premises bears to the total square foot area of space in the larger property. Landlord shall pay prior to delinquency, all impositions legally imposed and other governmental charges of any nature which constitute (or which, if not paid, would constitute), a lien upon Landlord's title to the property of which other Premises form a part. In the event any of the impositions payable by Tenant hereunder may be legally paid in installments (whether by subjecting the Premises to bond or otherwise), Tenant shall have the option to pay such impositions in installments over the longest possible time period, and, in the event of such

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election, Tenant shall be liable only for those installments of such impositions which become due and payable during, or which are attributable to, the Term after the Rent Commencement Date (which shall be prorated at the Rent Commencement Date and the end of the Term). Landlord agrees to execute or join with Tenant in the execution of any application or other instrument that may be necessary to permit the payment of such impositions in installments; provided Landlord does not incur any cost in connection therewith.

     In any year which Landlord does not protest the real property tax assessment levied against the Premises (or such larger parcel of real property of which the Premises are a part) Tenant may choose to protest the assessment in Landlord's name and without expense to Landlord. If Tenant chooses to protest the assessment, Landlord shall fully cooperate with Tenant's efforts provided Tenant pays all costs and expenses necessary to conduct such protest. In the event Landlord protests such assessment and a reduction in the taxes for the Property results, Tenant shall be entitled to the benefit of such reduction , either as a credit against the next payments of Rent and Additional Rent due under this Lease or as a refund if this Lease has expired. If Tenant protests the assessment and the taxes for the Property are reduced as a result of such protest, Landlord and Tenant shall each be entitled to the benefit of such reduction Tenant shall also be entitled to reimbursement of it expenses in conducting such protest, prorata to the extent Landlord (but not other tenants of the Complex) benefits therefrom, such reimbursement to be in the form of a credit against Rent and Additional Rent, but Tenant shall not be entitled to a credit in excess of the reduced taxes which accrue to Landlord's benefit during the remainder of the Term.

     (b) Insurance Premiums. All premiums paid by Landlord for insurance as follows:

          (i) Fire and extended coverage insurance for one-hundred percent (100%) replacement of the Premises (including demolition and debris removal);

          (ii) Insurance against Landlord's rental loss or abatement (up to one year), from damage to or destruction of the Premises from fire or other casualty;

          (iii) Landlord's comprehensive liability insurance (including bodily injury and property damage) and boiler insurance; and

          (iv) Such other insurance as any reputable mortgage lending institution holding a mortgage on the Premises may reasonably require.

          If any insurance covers a larger property of which the Premises are a part, the part of the premium therefore allocated to the Premises shall be that proportion which the square foot area of the Premises bears to the total square foot area of the space in the larger property. If the coverage period of any of such insurance obtained by Landlord commences before or extends beyond the rental term, the premium therefore shall be prorated to the Term. Should Tenant's occupancy or use of the Premises, at any time cause an increase in such insurance premiums on the Premises and/or on the building of which the Premises are a part, Tenant shall pay to Landlord the entire amount of such increase

                                      -6-
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     (c)  Common Area Charges. The common area charges ("Common Area Charges")
actually and reasonably incurred by Landlord during the Term including repairs and maintenance performed pursuant to Articles 11(c) and 11(d), maintenance of parking areas, driveways, sidewalks (including snow removal therefrom), building landscaping, utilities charges (including water and septic/sewer charges) for the Complex, trash removal, security, and actual management fees (not to exceed 4% of rents) but not in excess of competitive rates generally charged in the area for comparable purposes, electronic and physical security as is customary for industrial/distribution facility taking into consideration the ability of Tenant to operate its business 24 hours per day, seven days per week.

          (i) For the period commencing with the Commencement Date and ending at the end of the initial calendar year within the Term (the "Initial Year"), Tenant shall pay, in monthly installments in advance, on account of Tenant's Allocated Share of Common Area Charges, the Initial Year Common Area Charge Installment. Prior to the end of the Initial Year and thereafter for each successive calendar year (each, a "Lease Year"), or part thereof, Landlord shall send to Tenant a statement of projected Common Area Charges and shall indicate what Tenant's projected share of Common Area Charges shall be. Said amount shall be paid in equal monthly installments in advance by Tenant as Additional Rent commencing January 1st of the applicable Lease Year. Projected Common Area Charges shall not exceed 105% of the actual charges incurred in the prior year, however, Landlord may, upon presentation of external documents evidencing a greater than 5% increase in actual cost, increase that item to the estimated actual cost.

          (ii) Within four (4) months following the end of each Lease Year, Landlord shall send to Tenant a reasonably detailed statement of actual expenses incurred for Common Area Charges for the prior Lease Year showing the pro rata share due from Tenant. Within 30 days of receipt of statement Tenant shall pay Landlord additional amounts owed. If estimated payments exceeded Tenant's prorata share of actual expenses, Tenant may deduct the over payment from the next estimated payment of Common Area Charges and any remaining balance shall be paid to Tenant at the end of the Term..

          (iii) Each of the Common Area Charge amounts, whether requiring lump sum payment or constituting projected monthly amounts added to the Fixed Rent, shall for all purposes be treated and considered as Additional Rent and the failure of Tenant to pay the same as and when due in advance shall be deemed a failure to pay Fixed Rent.

          (iv) Tenant or its agent shall have the right at any time and from time to time to inspect and/or audit, and make appropriate copies of reasonably required information of Landlord's books and records pertaining to any and every component of additional rent. Any discrepancies, subject to Landlord review, between the amounts actually billed to Tenant and those owed under this Lease, if

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          in favor of Landlord, shall be paid to Landlord within 30 days of the end of the audit or if in favor of Tenant, shall be paid to Tenant within 30 days of the end of the audit. If the audit discloses a discrepancy in excess of 10% of the amount billed Tenant, Landlord shall pay for the reasonable costs of the audit. The rights and obligations of the parties under this Article 5 shall survive the termination or expiration of the Term.

     (d) Utility Charges. If the Premises are not directly metered for actual measurement of Tenant's utilities' consumption, Tenant shall pay to Landlord, as Additional Rent, all reasonable and proportionate charges billed by the utility provider to Landlord for utilities, such actual charges shall be based upon Tenant's monthly consumption as reasonably determined by Landlord.

     (e) Tenant shall pay and have the right to contest as allowed by law all personal property taxes, income taxes and other taxes which are or may be assessed, levied or imposed upon Tenant by any governmental authority and which, if not paid, could be levied as a lien against the Building, or Tenant's property in the Premises, or against Tenant's leasehold estate.

6.   USE OF PREMISES AND COMMON AREAS.

     Tenant may use and occupy the Premises only for the Permitted Uses (which may include, if lawful, distribution of alcoholic beverages for off-site consumption) and none other. Provided, however, that to the extent legally necessary to enable Tenant to sell off-site distribution alcoholic beverages as part of its retail home grocery distribution business, Tenant may operate an on-site store for the retail sale of alcoholic beverages, of a size and capacity not larger than the minimum reasonably necessary, in the opinion of Tenant's counsel, to qualify for the license needed for the sale of off-site delivery of alcoholic beverages as part of Tenant's home grocery retail sale and distribution business. Tenant shall not commit or suffer any waste or nuisance in or upon the Premises or the Building.

     Tenant shall have the right, non-exclusive and in common with others, to use the exterior paved driveways and walkways of the Building for vehicular and pedestrian access to the Building. Tenant shall also have the exclusive right to use the designated parking areas of the Building and for the parking of automobiles and delivery vehicles of Tenant and its employees and business visitors, incident to Tenant's permitted use of the Premises as depicted in Exhibit "A" attached hereto. Landlord has established Rules and Regulations attached hereto as Exhibit "C" and incorporated herein. Tenant shall abide by such Rules and Regulations provided they are enforced in a reasonable and nondiscriminatory manner.. Landlord may reasonably modify the Rules and Regulations, and when communicated by written notification from Landlord to Tenant, such modification shall be incorporated herein and made part of this Lease; provided that no such modification shall materially adversely affect the conduct of, or interrupt, Tenant's business provided its business is then being operated in accordance with Tenant's business plan. Tenant shall have the right to secure its truck parking area. Landlord hereby consents to the parking and storage of Tenant's delivery fleet on the Premises.

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     In the event of any conflict between the terms of the Lease and the Rules and Regulations, the terms of the Lease shall prevail. Landlord shall use reasonable business efforts to enforce the Rules and Regulations among all of the tenants of the Building.

     Landlord reserves the right to make changes in the common areas provided such changes do not adversely affect Tenant's business operations at the Premises. Landlord shall use reasonable business efforts to restrict the use of the common areas adjacent to the Premises by other tenants of the Building so that such use of the common areas shall not interfere with Tenant's loading and unloading of goods at the Premises and other normal requirements of Tenant's business conducted at the Premises. Landlord shall keep the common areas adequately lighted at all times when lighting is necessary.

7.   ENVIRONMENTAL MATTERS.

     (a) Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of "hazardous substances" as such term is defined under the Comprehensive Environmental Response, Compensation and Liability Act ("ERLA"), as amended, 42 US (S)9601 et seq, excepting Tenant may store, handle and distribute hazardous substances (i) contained in products used by Tenant in reasonable quantities for ordinary cleaning and janitorial supplies; (ii) used for office purposes (which may include "White Out", copier toner, etc.), and
(iii) so long as Tenant secures approvals from all applicable governmental jurisdictions regarding the use and storage on the Premises, Tenant shall have the right to store, handle and distribute packaged products intended for resale to customers (including, but not limited to hair spray, household cleaners, automotive products, antifreeze, dog food, and fertilizer) and shall indemnify Landlord from all liabilities excepting due to Landlord's negligence or intentional acts or omissions. Tenant further covenants that it will not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part, the release, spill, leak, emission or discharge from, on or about the Premises of any hazardous substance brought on to the Premises by Tenant, or by any employee, agent, invitee or licensee of Tenant. In the event there occurs such a discharge of any hazardous substance by, through or under Tenant, Tenant shall promptly give Landlord notice thereof. In the event such occurrence is due to the act or neglect of Tenant, or by, through or under Tenant (such as a business invitee), Tenant shall thereafter proceed with reasonable diligence to remediate the discharge and clean up the Premises to completion in accordance with applicable law. If reasonably indicated by the presence of hazardous substances on the Premises arising by, through or under Tenant, Landlord may require, but generally no more than twice in any one calendar year, at Tenant's reasonable expense, reasonable inspections and testing of the Premises by Landlord's environmental consultant in order to assure that the Premises do not contain hazardous substances in violation of applicable law.

     (b) Landlord shall have the ongoing duty to advise Tenant of the existence of any hazardous substances or hazardous conditions which exist in or about the Premises, common areas, parking areas or other parts of the Complex and as to which Landlord has actual knowledge. Landlord has heretofore advised Tenant of the existence of toxic materials, hazardous substances or hazardous conditions which exist in or about the Premises, Building,

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parking areas, and land area in which it is located. Landlord shall, at its sole cost, subject to approval by applicable governmental authorities, undertake a remediation plan following the completion of the testing plan, a copy of which is attached hereto as Exhibit D. That part of the testing plan attached identified on Exhibit D-1 shall be completed by Landlord prior to the Rent Commencement Date, and the remediation plan, when approved, shall be completed by Landlord promptly at its expense after the Rent Commencement Date (including the removal of any hazardous substances required by such plan). Landlord shall obtain written "no action letters', or similar documentation if and as issued by the appropriate State of Connecticut governmental authority and deliver copies thereof to Tenant following the plan's completion.

     (c) Landlord shall indemnify, defend, reimburse and hold Tenant and its employees harmless from and against any and all losses, claims, demands, actions, suits, damages (including without limitation punitive damages), expenses (including without limitation remediation, removal, repair, corrective action or clean up expenses), and costs (including without limitation, reasonable attorneys fees, consultants fees or expert fees) which are brought or recoverable against, or suffered or incurred by Tenant as a result of the presence of hazardous substances on the Premises prior to the Rent Commencement date or which are caused by Landlord, or its agents or employees, intentional or negligent acts or omissions, whether or not Landlord had actual knowledge of any noncompliance. This Section 7 (c) shall survive the expiration or sooner termination of this Lease.

8.   TENANT'S ALTERATIONS.

     (a) Tenant will not make structural alterations, structural improvements or structural physical additions of any kind to any part of the Premises, nor use or employ any contractor, architect. engineer or other professional without first obtaining the written consent of Landlord, which consent shall not be unreasonable withheld, or conditioned or delayed. As part of giving its consent, Landlord will, among other criteria, evaluate the proven track record for the respective contractor in the local market. If Landlord shall deny or condition its approval, the reasons therefor and nature thereof shall be set forth with reasonable specificity. Landlord shall respond to each Tenant proposal within 10 business days of receipt of request. Any other improvements may be made by Tenant upon notice to Landlord subject to Landlord's consent, which may not be unreasonably withheld. If Landlord approves Tenant's alterations and agrees to permit Tenant's contractor to do the work, Tenant, prior to the commencement of labor or supply of any materials, must furnish to Landlord (I) a policy or certificates of insurance evidencing (a) general public liability insurance for personal injury and property damage in the minimum amount of $2,000,000.00 combined single limit, (b) statutory workman's compensation insurance, and (c) employer's liability insurance from each contractor to be employed (all such policies shall be non-cancelable without thirty (30) days prior written notice to Landlord and shall be in reasonable amounts and with companies reasonably satisfactory to Landlord); (ii) construction documents prepared and sealed by a registered Connecticut architect or engineer; (iii) all applicable permits required by law; and (iv) appropriate mechanic's lien waivers signed by Tenant's contractor and all subcontractors. Any consent by Landlord permitting Tenant to do any or cause any work to be done in or about the Premises shall be and hereby is conditioned upon Tenant's work being performed by workmen and mechanics working

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in harmony and not materially interfering with labor employed by Landlord,
Landlord's mechanics or their contractors or by any other tenant or their contractors.

     (b) All alterations, additions or improvements (whether temporary or permanent in character) made in or upon the Premises, excepting Tenant's trade fixtures, equipment and personal property, either by Landlord or Tenant, shall be Landlord's property upon installation and shall remain on the Premises without compensation to Tenant; and all furniture, trade fixtures, personal property and equipment installed by Tenant shall remain Tenant's property, free of any lien for the payment of rent by Tenant or for the performance of any other obligation of Tenant under the Lease; provided, however, that if at the time of the installation of any of the foregoing the Parties shall identify in writing that a contrary election has been made as to any such installation, such election shall govern and control. Tenant's furniture, trade fixtures, personal property and equipment may be removed by Tenant at the end of the Term if Tenant so elects, and if not so removed shall, at the option of Landlord, become the property of Landlord. If Landlord declines to exercise such option, Tenant shall remove any and every item designated by Landlord. All installations shall be accomplished in a good and workmanlike manner so as not to damage the Premises or Building and in such manner so as not to disturb other tenants in the Building. Tenant shall at its expense repair any and all damage caused by the removal of any and all of the items or installations it removes.

     (c) Prior to Tenant performing any construction or other work on or about the Premises for which a lien could be filed against the Premises or the Building, Tenant shall, to the extent lawful, have its contractor execute a Waiver of Mechanics' Lien, reasonably satisfactory to Landlord, and provide Landlord with the original copy of the same. Notwithstanding the foregoing, if any mechanics' or other lien shall be filed against the Premises or the Building purporting to be for labor or material actually furnished or to be furnished at the request of Tenant, then Tenant shall at its expense cause such lien to be discharged by payment, bond or otherwise, within ten (10) business days after receipt of notice of the filing. Tenant shall have the right to contest any such lien as permitted by law. Tenant shall indemnify and hold Landlord harmless against any and all claims, costs, damages, liabilities and expenses (including reasonable attorney fees) which may be brought or imposed against or incurred by Landlord by reason of any such lien or its discharge.

9.   ASSIGNMENT AND SUBLETTING.

     (a) Except as expressly permitted pursuant to this Article, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing acts without such consent shall be void, and shall, at the option of Landlord be an Event of Default under this Lease. Notwithstanding the foregoing, Tenant shall have the right to assign this Lease in its entirety or to sublease all or any portion of the Premises upon notice to but without the consent of Landlord to (I) any entity resulting from a merger or consolidation with Tenant;
(ii) any subsidiary or affiliate of Tenant or (iii) a sale of all or substantially all of Tenant's assets on the Premises, where the assets continue to be used on the Premises. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the written consent of the Landlord.

     (b) If Landlord is required to and does consent to the assignment or subletting, such consent shall not be valid and no subtenant or assignee shall take possession of the premises subleased or assigned until an executed counterpart of such assignment or sublease has been delivered to Landlord.

     (c) Fifty percent (50%) of any net profits received by Tenant as a result of any subletting or assignment (the phrase "net profits" means gross rents and other consideration received by Tenant as a consequence of such assignment or subletting, less the cost of leasehold improvements made to the sublet or assigned portion of the Premises by Tenant for subtenant or assignee, up to 3 months of Fixed Rent and Additional Rent to enable Tenant time to market the Premises, and other reasonable expenses incident to the subletting or assignment, including standard leasing commissions) whether denominated rentals or otherwise under the sublease or assignment, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease or assignment) shall be payable to Landlord as additional rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

     (d) No subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder; provided, however, that in the case of an assignment to which Landlord's consent is required and has been given, if the assignee has a net worth greater than the higher of (i) Tenant's then net worth, or (ii) One Hundred Million Dollars ($100,000,000.00), then Tenant shall be released from its liability under this Lease, such release to be solely evidenced by a written release executed by Landlord. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor, after written notice is required to be given by the terms of this Lease to cure any such default within applicable cure periods.

10.  LANDLORD'S RIGHT OF ENTRY.

     Landlord and persons authorized by Landlord may enter the Premises at all reasonable times for the purpose of inspections, repairs, alterations to adjoining space, appraisals, or other reasonable purposes, including enforcement of Landlord's rights under this Lease, provided that Landlord shall first have given Tenant 48 hours prior written notice other than in the case of an emergency. Landlord shall also have the right to enter the Premises to exhibit the Premises to any prospective purchaser or mortgagee, and during the last six months of the Term, to prospective tenants, after providing Tenant with forty eight hour prior notice to the Notice Address (notice via facsimile is acceptable), except in an emergency or if Tenant is in material default, and during normal business hours. Such entry by Landlord shall be accompanied by Tenant or Tenant's representative if Tenant so elects and if Tenant is then in physical possession of the Premises. Landlord acknowledges that Tenant's use of the Premises and business is in a competitive industry, and certain aspects of Tenant's use, trade fixtures, and equipment encompass confidential and privileged trade secrets, and as such, Tenant in an effort to protect such secrets, shall rely on Landlord's commercially reasonable efforts to protect the same. Unless due to Landlord's gross negligence or willful misconduct, Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, that Landlord shall use commercially reasonable efforts that such entry shall be diligently done and accomplished, so far as practicable, so as to not materially interfere with Tenant's use and occupancy of the Premises.

11.  REPAIRS AND MAINTENANCE.

     (a) Except due to negligent acts or willful misconduct by Landlord or as specifically otherwise provided in this lease or in Paragraphs (b) and (c) of this Article, and acts of god or war, Tenant, at its sole cost and expense and throughout the Term of this Lease, shall keep and maintain all interior portions of the Premises (other than the structural items specified in subparagraph (b) below) in good order and condition, free of accumulation of dirt and rubbish, and shall promptly make all repairs necessary to keep and maintain such good order and condition. Tenant shall not use or permit the use of any portion of the Premises for outdoor storage. When used in this Article 11, the term "repairs" shall include replacements and renewals when necessary. All repairs made by Tenant shall utilize materials and equipment which are equal (or better) in quality and usefulness to those originally used in constructing the Building and the Premises Tenant shall maintain all HVAC systems appurtenant to and serving the Premises.

     (b) Landlord, throughout the Term of this Lease and at Landlord's sole cost and expenses, shall promptly make all necessary repairs to the footings and foundations, structural walls, and the structural steel columns and girders forming a part of the Premises (including such repairs as may be required by Applicable Requirements, as such term is defined below); provided, however, that Landlord shall have no responsibility to make any repair unless and until Landlord receives written notice of the need for such repair. Tenant acknowledges that Landlord will not be responsible for any repair or maintenance during the term of this Lease for structural work performed by Tenant.

     (c) Landlord, throughout the Term of this Lease, shall maintain and diligently make all necessary repairs to and replacement of the roof and exterior portions of the Premises and the Building, utility lines, equipment and other utility facilities exterior to but serving the Premises, and to Common Areas including without limitation all driveways, sidewalks, curbs, loading, parking and landscaped areas, and other exterior improvements for the Building (excluding any exterior area which Tenant has secured by a fence or gate, as to which Tenant shall be solely responsible) ; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair, or verbal notice in the case of an emergency. Tenant shall pay its Allocated Share of the reasonable cost of all repairs to be performed by Landlord pursuant to this Paragraph 11(c). Costs of a capital nature shall be capitalized and amortized over the useful life of the expenditures over the life according to Generally Accepted Accounting Principals. Tenant acknowledges that Landlord will not be responsible for any repair or maintenance during the term of this Lease for work performed by Tenant.

     (d) Landlord shall keep and diligently maintain all common areas appurtenant to the Building and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and shall keep and maintain all landscaped areas in a neat and orderly condition. Tenant shall pay its Allocated Share of the reasonable cost of all work to be performed by Landlord pursuant to this subparagraph (d) as Additional Rent.

     (e) Notwithstanding anything herein to the contrary, repairs to the Premises and the Building and its appurtenant common areas made necessary by Tenant's use, manner of use or occupancy of the Premises or due to an act or omission of Tenant or any employee, agent, contractor or invitee of Tenant shall be made at the sole cost and expense of Tenant.

     (f) In the event Tenant incurs any reasonable out of pocket expenses to correct or remedy Landlord's failure to fulfill its obligations set forth in this Article after notice and the passage of the applicable cure period, Landlord agrees to reimburse Tenant for such expense upon demand by Tenant; in the event of the failure of Landlord to so reimburse Tenant, Tenant may deduct such expense, together with interest at the Default Rate, out of any rent then or thereafter becoming due to Landlord hereunder.

     (f) In the event of emergency, Tenant may expend a sum not to exceed Two Thousand Dollars ($2,000.00) for Landlord's account in satisfaction of Landlord's obligations contained in this Article and in the event Landlord does not pay to Tenant the amounts expended by Tenant concerning such emergency repairs within fifteen (15) days of Tenant's billing of Landlord therefor, Tenant may deduct the amount, or amounts, so expended and unpaid by Landlord, out of any rent then or thereafter becoming due to Landlord hereunder.

12.  LIABILITY INSURANCE; SUBROGATION RIGHTS.

     Tenant shall obtain and keep in force at all times during the term hereof, at its own expense, public liability insurance with companies with a minimum rating of Best's A or equivalent, with minimum limits of $5,000,000.00 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and $1 000,000.00 on account of damage to property, or in such other amounts as Landlord may from time to time reasonably require and is customary in Tenants business, Such insurance shall not be subject to cancellation without at least thirty (30) days prior notice to all insureds, and shall name Landlord as additional insured and Tenant as insured, as their interests may appear, and, if requested by Landlord, shall also name as an additional insured any mortgagee holding or intended to hold a lien upon Premises, after prior written notice. Prior to the commencement of the term hereof, Tenant shall provide Landlord with certificates or copies of the policy or policies of insurance above referred to. Tenant shall also furnish to Landlord throughout the term hereof replacement certificates or copies of renewal polices, together with evidence of like paid premiums at least ten (10) days prior to the expiration dates of the then current policy or policies.

     Each party hereto waives any cause of action it might have against the other party on account of any loss or damage that is insured against under any insurance policy (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Building, Landlord's or Tenant's fixtures, personal property, leasehold improvements or business and which names Landlord or Tenant, as the case may be, as a party insured. Each party hereto agrees that it will cause its insurance carrier to endorse all applicable policies waiving the carrier's right of recovery under subrogation or otherwise against the other party. If Tenant enters into a similar agreement with a subtenant of it, which agreement extends to Landlord, the agreement of Landlord contained in this paragraph shall also extend to such subtenant. The waiver of claims and subrogation applies eve if one or either of the parties does not carry the requisite insurance.

13.  INDEMNIFICATION.

     (a) Except due to Landlord's intentional acts or omissions, negligence or willful misconduct, Tenant shall indemnify and hold harmless Landlord from and against any and all claims, actions, damages, liability and expense arising from Tenant's use of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere and shall further indemnify and hold harmless Landlord from and against any and all claims, actions, damages, liability and expense arising from any breach or default in the performance of any obligation of Tenant's part to be performed under the terms of this Lease, or arising from any negligence of Tenant, any of Tenant's agents, contractors or employees, and from and against all reasonable costs, reasonable attorney's fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon, and in case Landlord shall be made a party to any litigation commenced by or against Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then Tenant shall defend, indemnify and hold harmless Landlord and shall pay all reasonable costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation and upon notice from Landlord shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant shall indemnify and hold harmless Landlord from and against any and all claims, actions, damages, liability and expense which may be imposed upon or incurred by or asserted against Landlord by reason of (a) loss of life, personal injury and/or damage to property occurring in or about, or arising out of, the Premises, adjacent sidewalks and loading platforms or areas and common areas appurtenant to the Building occasioned wholly or in part by reason of any act or omission of Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees and (b) any failure on the part of Tenant to keep, observe and perform any of the terms, covenants, agreements, conditions or limitations contained in this Lease on Tenant's part to be kept, observed and performed.

     (b) Except due to Tenant's intentional acts or omissions, negligence or willful misconduct, Landlord shall indemnify and hold harmless Tenant from and against any and all claims, actions, damages, liability and expense arising from Landlord or from the conduct of

Landlord's business or from any activity, work or things done, permitted or suffered by Landlord in or about the Premises or elsewhere and shall further indemnify and hold harmless Tenant from and against any and all claims, actions, damages, liability and expense arising from any breach or default in the performance of any obligation of Landlord's part to be performed under the terms of this Lease, or arising from any negligence of Landlord or any of Landlord's agents, contractors or employees, and from and against all reasonable costs, reasonable attorney's fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon, and in case Tenant shall be made a party to any litigation commenced by or against Landlord, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then Landlord shall defend, indemnify and hold harmless Tenant and shall pay all reasonable costs, expenses and reasonable attorney's fees incurred or paid by Tenant in connection with such litigation and upon notice from Tenant shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant.

14.  QUIET ENJOYMENT.

     Provided an Event of Default has not occurred, Tenant shall peaceably and quietly hold and enjoy the Premises and all appurtenant rights for the Term, without hindrance from Landlord or its agents, under and subject to the terms and conditions of this Lease. If Tenant is unable to use the Premises for its conduct of business for due to circumstances within the sole and reasonable control of Landlord to cure (other than on account of Tenant's act or neglect, and other than due to fire, other casualty or condemnation, for which separate provision is made in this Lease, and other than for the time periods contemplated in Article 3 above) (i) for three (3) days or more after Landlord has been given written notice and the applicable cure period has expired without cure, Fixed Rent, Additional Rent and all other amount payable by Tenant hereunder shall abate until Tenant is able to resume its conduct of its business at the Premises; and (ii) for sixty (60) days or more after Landlord has been given written notice and the applicable cure period has expired, Tenant shall have the right to terminate this Lease upon written notice to Landlord.

15.  DAMAGE.

     Except as provided below, in case of damage to the Premises or common areas utilized by Tenant in the conduct of its business by fire or other casualty, Landlord shall repair the damage. Such repair work shall be commenced promptly following notice of the damage and completed with due diligence, except for delays due to governmental regulation, lack of availability of insurance proceeds, unavailability of or inability to obtain labor or materials, intervening Acts of God or other similar or dissimilar causes beyond Landlord's reasonable control.

     (a) Notwithstanding the foregoing, if (i) the damage is of a nature or extent that, in Landlord's reasonable judgment, the repair and restoration work cannot be completed within 180 consecutive business days of the date of the casualty , or (ii) if more than thirty (30%) percent of the total area of the Premises is damaged, Landlord or Tenant shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other party within thirty (30) days of the casualty. If this Lease is so terminated, Fixed Rent and Additional Rent shall be adjusted between the parties as of the date of the casualty.

     (b) If the insurance proceeds received by Landlord (excluding any rent insurance proceeds) are required to be applied on account of any mortgage which encumbers any part of the Premises or Building, or if the nature of loss is not covered by Landlord's insurance coverage and (i) exceeds $1,000,000.00 Landlord may elect either to (y) repair the damage as above provided notwithstanding such fact or (z) terminate this Lease by giving Tenant notice of Landlord's election within thirty (30) days after Landlord's knowledge of the damage and of the unavailability or insufficiency of insurance proceeds; provided, however, that if Landlord elects to terminate the Lease Tenant may cancel such termination by giving Landlord written notice prior to the termination date that Tenant elects to restore the damage, and in such event Tenant, at its sole cost and expense, shall restore the Premises or the Building, and Landlord shall then reimburse Tenant $500,000 towards Tenant's cost of restoration; or (ii) is less than or equals $1,000,000.00, Landlord shall repair the damage and the Parties shall each pay 50% of the costs thereof.

     (c) In the event of damage or destruction to the Premises, Common Area utilized by Tenant in the conduct of its business and Tenant's use or occupancy of the Premises is materially disrupted, Tenant's obligation to pay Fixed Rent, Additional Rent and all other amounts payable by Tenant hereunder shall be equitably adjusted or abated until the Premises, Common Area or any part thereof are wholly restored.

     (d) Notwithstanding any other provision hereof, if a total destruction of the Premises, or Building occurs, this Lease shall terminate upon such destruction.

16.  SUBORDINATION; RIGHTS OF MORTGAGEE.

     (a) This Lease shall be subject and subordinate at all times to the lien of any mortgages now or hereafter placed upon the Premises or the Building and land of which they are a part without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, subject to section
(c) below. Tenant further agrees to execute and deliver upon demand such further reasonable instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage, in form and substance as the form of subordination and nondisturbance agreement attached hereto as Exhibit G, and such further instrument or instruments of attornment, in form and substance acceptable to Tenant in its judgment reasonably exercised, as shall be desired by any mortgagee or proposed mortgagee or by any other person, in consideration for such mortgage/proposed mortgagee/other person's agreement not to disturb Tenant's occupancy of the Premises and to perform all of Landlord's obligations under this Lease if such mortgagee/proposed mortgagee/other person comes to own the Premises.. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery and in that event such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage.

     (b) In the event Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant agrees to give to the holder of any mortgage (collectively the "Mortgagee") now or hereafter placed upon the Premises or the Building and land, notice by registered mail of any such default which Tenant shall have served upon Landlord, provided that prior thereto Tenant has been previously notified in writing by Landlord or by the Mortgagee of the name and addresses of any such Mortgagee. Excepting in an emergency, Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee; and Tenant further agrees that if Landlord shall fail to cure such default: (i) the Mortgagee shall have an additional thirty (30) days (measured from the later of the date on which the default should have been cured by Landlord or the Mortgagee's receipt of such notice from Tenant) within which to cure such default; and (ii) Tenant shall not exercise any right or remedy as there may be arising because of Landlord's default, including but not limited to termination of this Lease as may be expressly provided for herein or available to Tenant as a matter of law, if the Mortgagee has cured the default within such additional thirty (30) day period.

     (c) Nothing in this Article 16 grants any Mortgagee or any party taking title to the Premises through Landlord the right to terminate or modify this Lease, it being agreed that any such rights of Mortgagee or other party to terminate arise out of and are exercised pursuant to and in accordance with
Article 19 hereof.

17.  CONDEMNATION.

     (a) If any part of the Premises or parking areas used exclusively by Tenant or Tenant's means of vehicular ingress and egress, which, in Tenant's reasonable judgment shall have a material and adverse effect upon the conduct of Tenant's business from the Premises, is taken or condemned for a public or quasi-public use, and Landlord cannot provide substitute property, and in Tenant's judgment reasonably exercised renders the Premises unsuitable for Tenant's intended use, Tenant shall have the option to terminate this Lease as of the date title to the condemned real estate vests in the condemnor or taking occurs and the Fixed Rent and Additional Rent shall be apportioned and paid to Landlord to that date and all rent prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder. A sale or other transfer in lieu of a taking shall be deemed a taking for the purpose of this Lease.

     (c) If the provisions of subparagraph (a) above do not apply, Landlord, as expeditiously as reasonably possible after receipt of the condemnation proceeds and at its sole expense shall diligently do and complete such work as may be reasonably necessary to restore the portion of the Premises and common areas not taken to tenantable condition, but shall not be required to expend more than the net award awarded or which Landlord reasonably expects to be available for restoration. If Landlord reasonably determines that the damages for restoration of the Building will not be sufficient to pay the cost of restoration, or if the condemnation damage award is required to be applied on account of any mortgage which encumbers any part of the Building, Landlord may terminate this Lease by giving Tenant thirty (30) days prior notice specifying the termination date as of the date title to the condemned real estate vests in the condemnor, or the taking occurs, excepting however, Tenant may at its option, within twenty (20) days after receipt of Landlord's termination notice, and after written notice to Landlord, advance Landlord the reasonable amount of funds to reasonably complete the restoration, and this Lease shall continue in full force and effect. In such event, rents due hereunder shall be appropriately and proportionally reduced as to the portion of the Premises so taken, and in addition, Tenant's rents due hereunder shall be equally reduced over the remaining Term by the same amount Tenant advanced to Landlord to complete said restoration. Tenant shall have the right to terminate this Lease upon written notice to Landlord if Landlord is unable to or fails to wholly restore the remaining portion of the Premises and the common areas to tenantable condition with 180 days after the date of taking. Until the Premises and the common areas are wholly restored to tenantable condition, Fixed Rent, Additional Rent and all other amounts payable by Tenant hereunder shall equitably reduce or abated.

     (d) If this Lease is not terminated after any such taking or condemnation, the Fixed Rent, Additional Rent and all other amounts payable by Tenant hereunder shall be equitably reduced in proportion to the area of the Premises and the common areas which has been taken for the balance of the Term.

     (d) If a part or all of the Premises be taken or condemned, all compensation awarded upon such condemnation or taking shall go to Landlord and Tenant shall have no claim thereto; and Tenant hereby expressly waives, relinquishes and releases to Landlord any claim for damages or other compensation to which Tenant might otherwise be entitled because of any such taking or limitation of the leasehold estate hereby created, and irrevocably assigns and transfers to Landlord any right to compensation of all or a part of the Premises or the leasehold estate, provided, however, that Tenant reserves the right to pursue, obtain and receive reasonable compensation for its losses to include goodwill, trade fixtures, personal property, equipment, business disruption, moving expenses, and similar awards which may be available under applicable law, provided the same does not reduce the compensation or award payable to Landlord, all without regard to whether or not this Lease is terminated pursuant to this Article 17.

     (e) Upon service on either party hereto of any legal process in connection with any condemnation proceedings involving the Building, the Premises or common areas in any way, the party so served shall give prompt notice thereof to the other party hereto.

18.  TENANT'S CERTIFICATE.

     Tenant agrees at any time and from time to time, within ten (10) business days after Landlord's written request, to execute, acknowledge and deliver to Landlord a written instrument in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), and the dates in which Fixed Rent, Additional Rent, and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge. It is intended that any such certification and statement delivered pursuant to this Article may be relied upon by any prospective purchaser of the fee or any mortgagee thereof or any assignee of Landlord's interest in this Lease or of any mortgage upon the fee of the Premises or any part thereof provided that Tenant need not state or certify as to any matter which is not true.

19.  DEFAULT.

     If: (i) Tenant fails to pay any installment of Fixed Rent or any amount of Additional Rent when due and such failure continues for a period of three (3) business days after Tenant's receipt of written notice from Landlord; (ii)Tenant fails to observe or perform or violates any of the other Tenant's agreements of a material nature herein contained and such failure or violation continues for a period of thirty (30) days or such additional time, if any, as is reasonably necessary to cure such failure, following Tenant's receipt of written notice from Landlord specifying with precision the nature of the default; (iii) Tenant makes any assignment for the benefit of creditors; (iv) Tenant commits an act of bankruptcy or files a petition or commences any proceeding under any bankruptcy or insolvency law; (v) a petition is filed or any proceeding is commenced against Tenant under any bankruptcy or insolvency law and such petition or proceeding is not dismissed within sixty (60) days; (vi) Tenant is adjudicated a bankrupt; (vii) Tenant by any act indicates its consent to, approval of or acquiescence in, or a court approves, a petition filed or proceeding commenced against Tenant under any bankruptcy or insolvency law; (viii) a receiver or other official is appointed for Tenant or for a substantial part of Tenant's assets or for Tenant's interests in this Lease; (ix) any attachment or execution against a substantial part of Tenant's assets or of Tenant's interests in this Lease remains unstayed or undismissed for a period of more than thirty (30) days; or (x) a substantial part of Tenant's assets or of Tenant's interest in this Lease is taken by legal process in any action against Tenant when such remaining assets are not reasonably sufficient to allow Tenant to perform its obligations under this Lease, then, in any such event, an Event of Default shall be deemed to exist and Tenant shall be in default hereunder.

     If an Event of Default shall occur, Landlord shall have the rights and remedies set forth herein, which rights and remedies may be exercised upon or at any time following the occurrence of an Event of Default unless, prior to such exercise, Landlord shall agree in writing with Tenant that the Event(s) of Default has been cured by Tenant in all respects:

     (a) Landlord may perform for the account of Tenant any such default of Tenant and immediately recover as Additional Rent any reasonable expenditures made and the amount of any obligations incurred in connection therewith;

     (b) Landlord may accelerate all Fixed Rent and Additional Rent due for the balance of the Term (but for any termination of this Lease) and declare the same, discounted to present value based upon the then prevailing Federal Funds Rate, along with all sums past due, to be immediately due and payable. In determining the amount of any future payments due Landlord on account of Additional Rent, Landlord may make such determination based upon the amount of Additional Rent paid by Tenant for the full year immediately prior to such default;

     (c) Landlord may immediately proceed to distrain, collect and bring action for the whole rent or such part thereof as aforesaid, as being rent in arrears, or may file a Proof of Claim in any bankruptcy or insolvency proceeding for such rent, or Landlord may institute any other legal proceedings, whether similar to the foregoing or not, to enforce payment thereof;

     (d) With court process Landlord may re-enter and repossess the Premises breaking open locked doors, if necessary, and may use as much force as necessary to effect such entrance without being liable to any action or prosecution for such entry or the manner thereof, other than in the case of Landlord's or its agents/employees' negligence or intentional misconduct), nor shall Landlord be liable for the loss of any property upon the Premises. Landlord may remove all of Tenant's goods and property from the Premises. Landlord shall have no liability for any damage to such goods and property, and Landlord shall not responsible for the storage or protection of the same upon removal except to the extent required by applicable law;

     (e) With court process Landlord may, at any time after the occurrence of any Event of Default, re-enter and repossess the Premises and any part thereof and attempt to relet all or any part of such Premises for and upon such terms and to such persons, firms or corporations and for such period or periods as Landlord, in its reasonable discretion, shall determine, including the term beyond the expiration date of the Term and Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting. For the purpose of such reletting, Landlord may make repairs, and restore the Premises to the condition at the Commencement Date; and the measurable cost of such repairs and/or restorations, shall be charged to and be payable by Tenant as additional rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord; and any sums collected by Landlord from any new tenant obtained on account of the Tenant shall be credited against the balance of the rent due hereunder as aforesaid. Tenant shall pay to Landlord monthly, on the days when the rent would have been payable under this Lease, the amount due hereunder less the amount obtained by Landlord from such new tenant;

     (f) In the event of a monetary or other material event of default, Landlord, at its option, may serve notice upon Tenant that this Lease and the then unexpired Term shall cease and expire and become absolutely void on the date specified in such notice, to be not less than five (5) days after the date of such notice without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by the performance of any term, provision, covenant, agreement or condition broken except to the extent permitted by applicable laws; and, thereupon and at the expiration of the time limit in such notice, this Lease and the Term hereof granted, as well as the right, title and interest of Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect as if the date fixed in such notice were the date herein granted for expiration of the Term of this Lease. Thereupon, Tenant shall immediately quit and surrender to Landlord the Premises, and Landlord may enter into and repossess the Premises by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord's option, any property thereon without being liable to indictment, prosecution or damages therefor (except in the event of Landlord's or its agents/employees intentional misconduct). In the event of termination of this Lease pursuant to provisions of this subparagraph (f), Tenant shall pay to Landlord all rental and other charges payable hereunder due and unpaid to the date of termination. In the event any judgment has been entered against Tenant for any amount in excess of the total amount required to be paid by Tenant to Landlord hereunder, then the damages assessed under said judgment shall be re-assessed and a credit granted to the extent of such excess; However, Tenant access the Premises for a period of six months following the date of the notice by payment to Landlord of six months Rent and Additional Rent at 125% of the rates in effect at the time of delivery of the notice.

     (g) Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided.

     (h) The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies: and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others, nor an election of remedies by Landlord;

     (i) Any sums payable by Tenant hereunder, which are not paid after the same shall be due, and within three (3) business days after Tenant's receipt of Landlord's written notice relating thereto shall bear interest from that day until paid at the lower of the highest nonusurious rate or four (4%) percent over the then Prime Rate as published in the Wall Street Journal (the "Default Rate").

     (j) Landlord shall have all rights and remedies now or hereafter existing at law with respect to the enforcement of Tenant's obligations hereunder and the recovery of the Premises.

     (k) Nothing herein contained shall limit or prejudice the right of Landlord to exercise any or all rights and remedies available to Landlord by reason of an Event of Default by Tenant or to prove for and obtain in proceedings under any bankruptcy or insolvency laws, an amount equal to the maximum allowed by any law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

     (l) No delay or forbearance by Landlord or Tenant in exercising any right or remedy hereunder, or Landlord's or Tenant's undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord or Tenant shall be construed, respectively, to be a waiver of Landlord's or Tenant's rights or to represent any agreement by Landlord or Tenant to undertake or perform such act or matter thereafter. Waiver by Landlord or Tenant of any breach by the other Party of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord or Tenant) or failure by the Landlord or Tenant to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord's or Tenant's right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord's rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach. Landlord's receipt and acceptance of any payment from Tenant which is tendered not in conformity with the provisions of this Lease or following an Event of Default (regardless of any endorsement or notation on any check or any statement in any letter accompanying any payment) shall not operate as an accord and satisfaction or a waiver of the right of Landlord to recover any payments then owing by Tenant which are not paid in full, or act as a bar to the termination of this Lease and the recovery of the Premises because of Tenant's previous default.

     (m) In the event of occurrence of an Event of Default by Tenant, Landlord without prejudice and in addition to any other rights it may have in law or in equity, and after written notice may cure such defaults(s) on behalf of Tenant; and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in that regard plus interest thereon from the date(s) of expenditure at the Default Rate (unless such rate be usurious as applied to Tenant, in which case the highest permitted legal rate shall apply), which shall be deemed Additional Rent payable hereunder.

     (n) Should Landlord default in the performance of any covenant or agreement herein, and such default continues for thirty (30) days after receipt by Landlord of written notice thereof from Tenant (except as otherwise provided herein), or if the default of Landlord is of a type which is not reasonably possible to cure within thirty (30) days, if Landlord has not commenced to cure said default within said thirty (30) day period and does not thereafter diligently prosecuted the curing of said default to completion, Tenant may i) pay any sums necessary to perform any obligation of Landlord in default hereunder and deduct the cost thereof, with interest at the Default Rate, from rent then and thereafter becoming due to Landlord hereunder; or (ii) pursue any other available legal or equitable remedy.

20.  SURRENDER.

     Tenant shall, at the expiration of the Term or earlier termination as herein provided, promptly quit and surrender the Premises in good order and condition, excepting only reasonable wear and tear and damage by fire or other casualty. Unless consented to in writing by Landlord, Tenant shall have no right to hold over beyond the expiration of the Term and in the event Tenant shall fail to deliver possession of the Premises as herein provided, such occupancy shall not be construed to effect or constitute other than a tenancy at will. During any period of occupancy beyond the expiration of the Term without Landlord's written consent, all of the terms and provisions of the Lease shall continue to apply, except for the Term, and, unless the Parties are then if good faith negotiations regarding the extension or renewal of this Lease, the amount of rent owed to Landlord by Tenant shall automatically become 150% of the sum of the Fixed Rent and Additional Rent. The acceptance of rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the expiration or sooner termination of the Term shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including attorney's fees and damages incurred by Landlord as a result of such holdover.

21.  GOVERNMENTAL REGULATIONS.

     Landlord has no actual knowledge whether or not the improvements on and in the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, or applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Commencement Date ("Applicable Requirements"). Except as provided below, Tenant shall, in the acceptance, alteration, improvement, use and occupancy of the Premises and the conduct of Tenant's business or profession therein, at all times comply with all Applicable Requirements.. Tenant shall as required (i) obtain, at Tenant's expense, before engaging in Tenant's business or profession within the Premises, all necessary licenses and permits including (but not limited to) state and local business licenses or permits, and (ii) remain in compliance with and keep in force at all times all licenses, consents and permits necessary for the lawful conduct of Tenant's business or profession at the Premises. Tenant shall pay and shall have the right to contest as allowed by law all personal property taxes, income taxes and other taxes which are or may be assessed, levied or imposed upon Tenant by any governmental agency having such authority and which, if not paid, could be liened against the Premises or against Tenant's property therein or against Tenant's leasehold estate.

     Any structural changes, alterations or additions in or to the Building, the Premises or the common areas which may be necessary or require by reason of any law, rule, regulation or order promulgated by competent governmental authority and not the responsibility of Tenant as set forth in elsewhere in this Lease shall be made promptly by Landlord at the sole cost and expense of Landlord. Landlord may contest the validity of any such law, rule, regulation or order, but shall indemnify and save harmless Tenant (including reasonable attorneys' fees) against the consequences of continued violation thereof during such contest.

22.  NOTICES.

     Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served if in writing by facsimile, overnight delivery or by a nationally recognized carrier, or by Registered or Certified mail, return receipt requested, postage prepaid, and addressed to the parties at the addresses set forth at the top of this Lease. Each such mailed notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is received Either party hereto may change its address to which said notice shall be delivered or mailed by giving prior written notice of such change to the other party hereto, as herein provided.

23.  BROKERS.

     Each of Landlord and Tenant represents and warrants to the other party that it has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder other than Reliance Property Group, LLC ("Reliance") and Ernst & Young, LLP ("Ernst"); and that otherwise no broker or finder called the Premises to Tenant's attention for lease or took any part in any dealings, negotiations or consultations with respect to the Premises or this Lease. Landlord shall pay all fees and commissions owed to Reliance in connection with the negotiation and execution of this Lease pursuant to separate agreement. No payment is due Ernst pursuant to separate letter of instruction received by Landlord from Ernst. Each of Tenant and Landlord agrees to indemnify and hold the other party harmless from and against all liability, cost and expense, including attorney's fees and court costs, arising out of any misrepresentation or breach of warranty or covenant by Tenant or Landlord under this Article, and the foregoing indemnification obligation shall survive the termination or expiration of this Lease.

24.  ENTIRE AGREEMENT.

     This Lease including all exhibits attached hereto and expressly made a part hereof represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings. This Lease shall not be modified in any manner except by an instrument in writing executed by the Parties. Each and all of the covenants, agreements, obligations, conditions and provisions of this Lease shall inure to the benefit of and shall bind the permitted successors and assigns of the respective Parties. Upon the request of either party, the parties shall execute and acknowledge a memorandum of this Lease, which may be recorded in the real estate record of the county where the Real Property is located by and at the expense of the requesting party.

25.  SEVERABILITY.

     If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

26.  LANDLORD'S LIABILITY.

     Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; if the succeeding owner of the Building assumes in writing all of Landlord's obligations under this lease, a copy of which shall be provided to Tenant; and, upon termination of that ownership, and Tenant's receipt of such assumption agreement, and after written notice, Tenant, except as to any prior or existing obligations which have then matured, shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder arising after the effective date of the succeeding owner's assumption of Landlord's obligations hereunder. Landlord shall transfer any security deposit held by it to the Landlord's successor and after Tenant's receipt of the purchaser's written acknowledgement of its receipt of the security and assumption of Landlord's obligations hereunder, Landlord shall be discharged from any further liability in reference thereto.

     Except due to its illegal acts or willful misconduct, Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of the Landlord in the Building of which the Premises form a part, future rents of the Premises, and Landlord's insurance for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any action of this Lease by Landlord.

27.  SECURITY DEPOSIT

With the execution of this Lease, Tenant has deposited with Landlord an unconditional letter of credit (the "LC") issued by U.S. Bank National Association ("Issuer") in the amounts and in the form attached hereto as Exhibit
F. The LC shall be held by Landlord as a security deposit for the performance by Tenant of each and all of its obligations hereunder. Without waiving any other right or remedy of Landlord, Landlord may draw upon the LC at any time after the occurrence of an Event of Default by Tenant. By its terms the LC shall automatically renew annually, or Tenant shall cause the Issuer to renew the LC annually, in either case 30 days prior to the expiry date of the LC, failing which Landlord may draw upon the LC and hold the proceeds thereof as a security deposit hereunder. Within fifteen (15) days after the later of the expiration or termination of this Lease (other than Lease due to an Event of Default by Tenant) or the completion of all of Tenant's repair and restoration obligations, Landlord shall refund to Tenant the LC or the unused portion of such security deposit; provided that if the Term is terminated under the provisions of Article 19 (f) and Tenant access to the Premises as provided in the last sentence of paragraph 19 (f), such return shall be delayed until Tenant's access has ceased and its restoration obligations have been completed.

28. Non-Disturbance Agreement. Tenant's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Mortgagee which Non-Disturbance Agreement provides that Tenant's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in an uncured default or Event of Default beyond any applicable cure periods hereof and attorns to the record owner of the Premises.

29. Early Possession. Tenant, at its option, may enter into the Premises to undertake improvements and alterations thereto prior to the first Rent Commencement Date, If Tenant so enters the Premises, all of the terms and conditions shall apply to such early possession and occupancy, except that Tenant shall have no obligation to pay Fixed Rent or Additional Rent until the Rent Commencement Date occurs.

30. Performance by Tenant on Behalf of Landlord. In the event that neither Landlord nor Mortgagee cures any breach by Landlord within the applicable cure period, or if having commenced said cure they do not diligently pursue it to completion, then Tenant may elect to cure said breach at Landlord's expense. Tenant shall present a bill and reasonable detail of expenses incurred by Tenant in connection therewith. If such bill is not paid within 5 business days after receipt by Landlord or Mortgagee, Tenant may offset the amount thereof until Tenant's reasonable cost for the cure is recovered. If Tenant's reasonable costs for cure exceeds the remaining financial obligations under this Lease or earlier termination thereof, Landlord shall reimburse any remaining balances to Tenant upon demand. Tenant shall reasonably document the cost of said cure and supply said documentation to Landlord upon written request.

31. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

32. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

33. Authority. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within thirty (30) days after request, deliver to the other party satisfactory evidence of such authority.

34. Rooftop Installations. Tenant, at its sole cost and expense (including costs and expenses relating to additional structural requirements), may install
(a) antennas and satellite dishes, (b) refrigeration equipment, and (c) HVAC equipment on the roof of the Premises, subject to Applicable Requirements and the terms and provisions of this Lease, without payment of any additional Fixed Rent or Additional Rent under this Lease. These items are deemed by the Parties to be Tenant's trade fixtures, removable by Tenant at the end of the Term, provided that Tenant shall repair any and all damage caused by such removal. Tenant must engage Landlord's roofing contractor for all rooftop work that would otherwise jeopardize the warranty of the roof system.

35. Options to Extend. Provided no Event of Default exists and is continuing, Tenant shall have the option to extend the Term for two consecutive periods five years each (each, a Renewal Term), upon all of the terms and conditions set forth in this Lease, except for Fixed Rent as hereinafter provided, and except for the matters set forth on Exhibit B and Exhibit E. Tenant, if it elects to exercise it option, shall do so by written notice to Landlord given not earlier than 18 months, nor later than 9 months, before the expiration of the Term or the first Renewal Term, as the case may be.

     Fixed Rent for each Renewal Term shall be the greater of the Fixed Rent payable for the last year of the Term or the preceding Renewal Term, as the case may be, or "Fair Market Rent". Fair Market Rent means the fair market Fixed Rent for the Premises at the time, taking into account the then fixed rent for comparable premises in the local marketplace, the condition of the Premises, the credit worthiness of Tenant, costs and expenses incurred by landlords similar to

Landlord in the leasing of such space (such as concessions, brokers fees, and the like) and all other appropriate factors.

     Within 15 days after Tenant has exercised its option to renew, the Parties shall meet to attempt to negotiate Fair Market Rent. If the Parties are unable to agree upon Fair Market Rent within 45 days after Tenant has exercised its option, each Party, within 10 days thereafter, shall designate an MAI appraiser, real estate broker or other qualified professional ("Consultant") doing business in Fairfield County, Connecticut, experienced in the appraisal of fixed rent for real property comparable to the Premises and the Complex. Such Consultants shall attempt to agree upon the Fair Market Rent for the Premises within 30 days after their appointment, which shall become the Fixed Rent for the renewal Term. If the Consultants shall not be able to agree upon the Fair Market Rent, they shall designate a third consultant who, alone, shall determine Fair Market Rent for the Renewal Term within 30 days of appointment. The Fair Market Rent for the Renewal Term shall be the Fair Market Rent determined by Landlord's Consultant or Tenant's Consultant which is the closest to the Fair Market Rent determined by the third consultant. All Consultants shall be instructed to deliver written reports to the Parties. Each Party shall pay for the Consultant chosen by it and shall pay 50 % of the costs of the third Consultant if required.

36. Non-Competition. During the Term, Landlord shall not (nor shall any subsidiary or affiliate of Landlord) lease to any third person or entity any land or building whether presently owned or hereinafter acquired within a radius of 5 miles from the Premises for use as a online retail grocery distribution center, nor shall Landlord, directly or indirectly, own or operate any such center within such radius. In the event of a breach by Landlord of this Article 36, Tenant shall be entitled to all equitable relief available, including without limitation injunctive relief, temporary and permanent.

37. Landlord's Approval of Tenant's Initial Leasehold Improvements. Attached hereto as Exhibit E is a description of the initial improvements Tenant intends to make to the Premises. Except as noted on Exhibit E, Landlord approves such improvements to be constructed by Tenant pursuant to the other provisions of this Lease.

38.  SIGNS
---  -----

     (a) Tenant shall have the right to install, erect and maintain upon the Premises, but in accordance with Applicable Requirements, all signs necessary or appropriate to the conduct of its business, as determined by Tenant in its sole discretion, including signs on the exterior of the Premises and Landlord's free-standing pylon or monument sign tower (if any) constructed or to be constructed in the Complex. Tenant shall not install, erect, or maintain any sign in violation of any applicable law, ordinance or use permit of any governmental authority. Tenant shall remove the same not later than thirty (30) days after the expiration or termination of the Term, and Tenant at its own expense shall repair any damage caused by the removal thereof by Tenant.

     (b) Landlord shall not install, erect or maintain any signs on the exterior or interior of the Premises during the Term, except that Landlord may erect a "For Rent" sign during the last six (6) months of the Term; provided, however, that such sign shall not obstruct any sign of Tenant or interfere unreasonably with the conduct of Tenant's business at the Premises.

39.  ATTORNEYS'FEES
---  --------------

If suit or action is instituted to enforce any of the terms of this Lease, including any and all bankruptcy claims, actions and proceedings deemed necessary or desirable to enforce any of the terms of this Lease or otherwise protect the interest of either party, the prevailing party shall be entitled to recover such sums as the court may adjudge reasonable as attorneys' fees and expenses, including fees or expenses that may be incurred in any appellate, bankruptcy, insolvency or similar proceeding, In the event neither party wholly prevails, the party which substantially prevails shall be awarded a reasonable sum as attorneys' fees and litigation expenses.

40.  CONFIDENTIALITY All of the terms and conditions of this Lease shall remain
---  ---------------
confidential between the Parties, and shall not be disclosed to any third party (other than the Parties' respective lenders, attorneys, professional consultants, and other having a "need to know"), except as otherwise required to by court order or as agreed between the Parties. The provisions of this Article encompass press releases concerning the existence of this Lease or any other public announcement.

41.  CONDITION PRECEDENT.
---  -------------------

     The Parties acknowledge that as of the date of signature of this Lease Landlord is a contract purchaser of, but does not own, the Complex. Accordingly, this Lese shall become effective only on the date Landlord closes the purchase of the Complex. Unless and until Landlord acquires the Complex, the rights and obligation of the Parties hereunder are not enforceable. If Landlord does not close the purchase of the Complex on or before March 1, 2000, this Lease shall be null and void and of no force or effect. Through the date Landlord closes the purchase of the Complex or March 1, 2000, whichever first occurs, this Lease shall not be subject to cancellation or recission by either of the Parties.

42.  COUNTERPARTS.
---  ------------

     This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same instrument

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal the day and year first above written.

WITNESSES:                                         LANDLORD:

                                       RELIANCE HAMILTON ASSOCIATES, LLC

_____________________                  By:  WCP Holdings, LLC, a Georgia limited
                                       liability company, its manager

                                       By:  Wynnton Capital Partners, L.P., a
                                       Georgia limited partnership, its manager

_____________________                  By:  Wynnton International, Inc., a
                                       Georgia corporation, its general partner

                                       By:____________, its ______ president


/s/:___________________                TENANT:
/s/:___________________                HomeGrocer.com, Inc., a Delaware
                                       corporation

                                       By:

                                       /s/ Mary Alice Taylor
                                       -----------------------------------------



                                       Its:  Chief Executive Officer

                                       [Corporate Seal]

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal the day and year first above written.

WITNESSES:                                        LANDLORD:

                                       RELIANCE HAMILTON ASSOCIATES, LLC

/s/: Tami S. Suter                     By: WCP Holdings, LLC, a Georgia limited
     -------------                     liability company, its manager

                                       By: Wynnton Capital Partners, L.P., a
                                       Georgia limited partnership, its manager

/s/: Lena Capriola                     By: Wynnton International, Inc., a
     -------------                     Georgia corporation, its general partner

                                       By: /s/: [illegible]   , its Vice
                                           ----------------
                                       president



_______________________                TENANT:
_______________________                HomeGrocer.com, Inc., a Delaware
                                       corporation

                                       By: ___________________________________

                                       Its:  Chief Executive Officer

                                       [Corporate Seal]